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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Employee Stock Purchase Plan, 1998 Stock Plan and Nonstatutory Stock Plan of Integrated Silicon Solution, Inc. of our report dated October 24, 2000 with respect to the consolidated financial statements and schedule of Integrated Silicon Solution, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

ERNST & YOUNG LLP
San Jose, California
March 7, 2001